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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Loudeye Corp. of our report dated March 18, 2004, except for the second, third and fourth paragraphs of Note 1, as to which the date is October 28, 2004, relating to the consolidated financial statements of Loudeye Corp., which appears in the current report on Form 8-K of Loudeye Corp. filed with the Securities and Exchange Commission on December 2, 2004.

/s/PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
November 30, 2004